Exhibit 10.17

RETENTION BONUS AGREEMENT

This Retention Bonus Agreement (the “Agreement”) is entered into by and between L Brands, Inc. (the “Company”) and Amy Hauk (the “Associate”).

WHEREAS, the parties have determined that appropriate steps should be taken to ensure the Associate’s continued employment and to ensure that the Associate devotes her best professional efforts, time and skill to the performance of her job responsibilities;

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	The Company agrees that if the Associate remains employed and continues to use her best efforts to satisfactorily perform her job duties, the Company will pay the Associate a Retention Bonus in the Total Amount of Two Million Four Hundred Thousand Dollars and Zero Cents ($2,400,000.00), less applicable withholdings under the following schedule and conditions:

a.	One-third of the Total Amount payable, which is the sum of Eight Hundred Thousand Dollars ($800,000.00), will be paid to the Associate on January 31, 2021, provided that the Associate is employed on the date of the payment;

b.	One-third of the Total Amount payable, which is the sum of Eight Hundred Thousand Dollars ($800,000.00), will be paid to the Associate on July 31, 2021, provided that the Associate is employed on the date of the payment;

c.	One-third of the Total Amount payable, which is the sum of Eight Hundred Thousand Dollars ($800,000.00), will be paid to the Associate on January 31, 2022, provided that the Associate is employed on the date of the payment.

2.	The Associate understands that receipt of the Total Amount of the Retention Bonus is contingent upon the Associate remaining employed with the Company as of each installment date and satisfactorily performing her duties in accordance with the terms of this Agreement.

3.	The Associate agrees to keep this Agreement confidential and not to reveal the existence of this Agreement, nor any of its terms, to any person, entity or organization.

/s/ Stuart Burgdoerfer
Stuart Burgdoerfer

VOLUNTARILY AND KNOWINGLY AGREED
AND ACCEPTED AS SPECIFIED ABOVE:

/s/ Amy Hauk
Amy Hauk
Date:	6/01/20